Sub-Item 77I:  Terms of new or amended securities



Effective October 11, 2013:

(a)  Aquila Churchill Tax-Free Fund of Kentucky (the
Fund), a series of the Registrant, commenced offering
Class A, Class C, Class I and Class Y shares. The Fund was established in connection with the reorganization of Churchill Tax-Free Fund of Kentucky Fund, a series of Churchill Tax-Free Trust, with and into the Fund.
The Agreement and Plan of Reorganization relating to the reorganization is filed herewith as an exhibit to Sub-Item 77Q1(g).

(b) Aquila Narraganset Tax-Free Income Fund (the Fund), a series of the Registrant, commenced offering Class A, Class C, Class I and Class Y shares. The Fund was established in connection with the reorganization of Aquila
Narragnasett Tax-Free Income Fund, a series of Aquila
Narragansett Tax-Free Income Fund, with and into the Fund.
The Agreement and Plan of Reorganization relating to the reorganization is filed herewith as an exhibit to Sub-Item
77Q1(g).

(c) Aquila Tax-Free Fund of Colorado (the Fund), a series of the Registrant, commenced offering Class A, Class C and Class Y shares. The Fund was established in connection with the reorganization of Tax-Free Fund of Colorado, a series of Tax-Free Fund of Colorado, with and into the Fund. The Agreement and Plan of Reorganization relating to the reorganization is filed herewith as an exhibit to Sub-Item 77Q1(g).

(d) Aquila Tax-Free Fund For Utah (the Fund), a series of the Registrant, commenced offering Class A, Class C and Class Y shares. The Fund was established in connection with the reorganization of Tax-Free Fund For Utah, a series of Tax-Free Fund For Utah, with and into the Fund. The Agreement and Plan of Reorganization relating to the reorganization is filed herewith as an exhibit to Sub-Item 77Q1(g).

The terms of Class A, Class C, Class I (if applicable) and Class Y shares of each of Aquila Churchill Tax-Free Fund of Kentucky, Aquila Narragansett Tax-Free Income Fund, Aquila Tax-Free Fund of Colorado and Aquila Tax-Free Fund For Utah, are described in Regisrant's registration Statement on Form N-1A, filed with the Securities and Exchange Commission on September 30, 2013 (Accession No. 0000784056-14-000101).


The Amended and Restated Agreement and Declaration of Trust of the Registrant dated as of October 11, 2013, which establishes Class A, Class C, Class I (if applicable) and
Class Y shares of Aquila Churchill Tax-Free Fund of Kentucky, Aquila Narragansett Tax-Free Income Fund, Aquila Tax-Free
Fund of Colorado and Aquila Tax-Free Fund For Utah is incorporated herein by reference to Exhibit (a) to Post-Effective Amendment No. 42 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 19, 2014 (Accession No. 0000784056-14-000010).